 UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 E. Randolph St.		60601
Suite 1000		(Zip Code)
Chicago, IL
(Address of principal executive offices)
(312) 819-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, without par value	HRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

Securitization Facility

As previously disclosed on Hill-Rom Holdings, Inc.’s (the “Company”) Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 5, 2017, Hill-Rom Company, Inc. (“HRC”), a wholly-owned subsidiary of the Company, as initial servicer, Hill-Rom Finance Company LLC (“HR Finance”), a wholly-owned subsidiary of the Company and a bankruptcy remote, special purpose entity, as borrower, the persons from time to time party thereto, as lenders and as group agents and MUFG Bank, Ltd, (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“MUFG”), as Administrative Agent (in such capacity, the “Agent” and, collectively, with the other persons from time to time party thereto, the “Lenders”), entered into a Loan and Security Agreement (as amended, restated or otherwise modified, the “Loan Agreement”), dated as of May 5, 2017. On April 23, 2021, HRC, HR Finance, the lenders party thereto, and the Agent entered into Amendment No. 5 to the Loan and Security Agreement (the “Loan Agreement Amendment”). The Loan Agreement Amendment and related transaction documents provide for an extension to the Loan Agreement and the receivables securitization facility thereunder (as amended, restated or otherwise modified, the “Securitization Facility”).

The documentation for the Securitization Facility includes (i) the Loan Agreement, (ii) the Purchase and Sale Agreement (as amended, restated or otherwise modified, including by Amendment No. 2 to the Purchase and Sale Agreement, dated as of April 23, 2021 (the “PSA Amendment”), the “PSA”), dated as of May 5, 2017, by and among HRC, as an originator and servicer, Hill-Rom Manufacturing, Inc. (“Manufacturing”), a wholly-owned subsidiary of the Company, as an originator, and HR Finance, as buyer, and (iii) a Performance Guaranty by the Company for the benefit of the Agent, the Lenders, and other affected parties, dated as of May 5, 2017 (as amended, restated or otherwise modified).

Pursuant to the Loan Agreement Amendment and the PSA Amendment, the Securitization Facility, which was previously set to terminate on April 26, 2021, will terminate on April 22, 2022 unless further extended by the parties. Certain other minor or technical amendments to the documentation governing the Securitization Facility were made in connection with the extension, including to modify the existing provisions relating to the designation and implementation of a benchmark replacement rate (including any appropriate adjustments) in the event of a cessation of LIBOR.

The foregoing description of the Loan Agreement Amendment is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

Repurchase Facility

As previously disclosed on the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 4, 2018:

•    HRC and Manufacturing, as sellers (“Repurchase Sellers”), and HRC, as agent for the Repurchase Sellers (in such capacity, the “Sellers’ Agent”), entered into a Master Framework Agreement (as amended, restated or otherwise modified, the “Framework Agreement”) with MUFG, as buyer (“Buyer”);

•    HRC entered into the 1996 SIFMA Master Repurchase Agreement, including Annex I thereto (as amended thereby), dated as of May 4, 2018 (as amended, restated or otherwise modified, the “HRC MRA”), and related confirmations, each with Buyer; and

•    Manufacturing entered into the 1996 SIFMA Master Repurchase Agreement, including Annex I thereto (as amended thereby), dated as of May 4, 2018 (as amended, restated or otherwise modified, the “Manufacturing MRA”) and related confirmations, each between Manufacturing and Buyer.

On April 23, 2021, the Repurchase Sellers, the Sellers’ Agent and the Buyer entered into Amendment No. 3 to the Master Framework Agreement (the “Framework Agreement Amendment”). The Framework Agreement Amendment and related transaction documents provide for an extension to the Framework Agreement and the subordinated notes repurchase facility thereunder (as amended, restated or otherwise modified, the “Repurchase Facility”).

The documentation for the Repurchase Facility includes (i) the Framework Agreement, (ii) the HRC MRA, (iii) the Manufacturing MRA and (iv) a Guaranty by the Company for the benefit of the Buyer, dated as of May 4, 2018 (as amended, restated or otherwise modified).

Pursuant to the Framework Agreement Amendment, the Repurchase Facility, which was previously set to terminate on April 26, 2021, will terminate on April 22, 2022 unless further extended by the parties. Certain other minor or technical amendments to the documentation governing the Repurchase Facility were also made in connection with the extension, including to modify the existing provisions relating to the designation and implementation of a benchmark replacement rate (including any appropriate adjustments) in the event of a cessation of LIBOR.

The foregoing description of the Framework Agreement Amendment is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: April 29, 2021	By:	/s/ Barbara W. Bodem

	Name: Title:	Barbara W. Bodem Senior Vice President and Chief Financial Officer (duly authorized officer and principal financial officer)

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